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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-42325), and in the Registration Statements on Form S-8 (Nos. 2-65727, 2-80553, 2-90910, 2-94151, 33-10381, 33-32109, 33-40246, 33-43925, 333-34489,
333-38291 and 333-38293) of Mallinckrodt Inc., of our report dated July 31, 1996, relating to the consolidated financial statements of Nellcor Puritan Bennett Incorporated, which appears in the Current Report on Form 8-K/A No. 4 of Mallinckrodt Inc.



/s/ PRICE WATERHOUSE LLP

San Jose, California
June 12, 1998